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                                                                     EXHIBIT 5.1

                               July 24, 2000

RITA Medical Systems, Inc.
967 North Shoreline Blvd.
Mountain View, CA 94043

   Registration Statement on Form S-1 (File No. 333-36160)

Ladies and Gentlemen:

   We have examined the Registration Statement on Form S-1 (File No. 333-36160) (the "Registration Statement") filed by you with the Securities and Exchange Commission on May 3, 2000, as amended by Amendment No. 1 to the Registration Statement filed June 14, 2000, Amendment No. 2 to the Registration Statement filed on June 28, 2000, Amendment No. 3 to the Registration Statement filed on July 14, 2000, Amendment No. 4 to the Registration Statement filed on July 19, 2000 and Amendment No. 5 to the Registration Statement filed on July 24, 2000 in connection with the registration under the Securities Act of 1933 of shares of your Common Stock (the "Shares"). As your legal counsel in connection with this transaction, we have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

   It is our opinion that, assuming effectiveness of the Registration Statement, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

   We are admitted to practice law only in the State of California, and, accordingly, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of California, the General Corporation Law of the State of Delaware, and the federal securities laws of the United States. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                          Very truly yours,

                                          VENTURE LAW GROUP
                                          A Professional Corporation

                                          /s/ Venture Law Group